UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  November 6, 2008

ASIA ATLANTIC RESOURCES

(Exact Name of Registrant as Specified in Charter)

Nevada

  333-146572

   00-0000000

{State or other jurisdiction

(commission

(IRS Employer

of incorporation)

File Number)

Identification #)

1543 Bayview Avenue, Suite 409, Toronto Ontario, Canada	M4G 3B5
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code	(416) 464-7484

113 Warrick Street, Coquitlam, .B.C., Canada V3K 5L3
(Former address, if changed since last report)

[  ]  Written Communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

(a)

On November 6, 2008, Asia Atlantic Resources (the “Company”) sold 4,000,000 shares of its $.001 par value common stock.

(b)

No person acted as a principal underwriter for the sale of these securities.  The Company’s common stock was offered directly by the Company through its officer and director.  The Common Stock was sold to Preystone Investment Corp. of Panama City, Panama.

(c)

The 4,000,000 shares were sold for cash at $0.025 per share for a total of $100,000.  No underwriting discounts, commissions or acquisition costs were paid on the sale.

(d)

In the issuance of these shares of its common stock, the Company relied upon the exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (“Securities Act”) provided in Section 4(2) of the Securities Act and by Regulation S adopted under the Securities Act.  These shares were issued under Regulation S as restricted securities and a legend denoting the restrictions on their transferability under the Securities Act was placed upon the certificates issued to represent the shares.

Item 5.01.   Changes in Control of Registrant.

On November 6, 2008. Preystone Investment Corp. (the “Investor”) of Panama City, Panama purchased 4,000,000 of the Company’s common stock.  This resulted in the Company having 11,600,000 shares outstanding of which the Investor holds 4,000,000 shares or 34.4%.  The funds for the purchase came from the Investor’s working capital.

Prior to the Investor’s purchase the only shareholder of the Company owning more than 5% of its outstanding stock was its President, Patricia Cooke, who holds 2,000,000 shares.  The Investor and Ms. Cooke own a total of 6,000,000 shares outstanding or a total of 51.7%.  This gives them majority control of the Company.

There are no present arrangements or understandings among this control group as to the election of directors or other matters.

Information about the Company is set out in its reports filed with the United States Securities and Exchange Commission under Section 15(d) of the Securities Exchange Act of 1934, as amended.

Item 9.01.   Financial Statements and Exhibits.

(d)

Exhibits

Exhibit Number	Description

10.2	Subscription Agreement with Preystone Investment Corp.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA ATLANTIC RESOURCES

By:	/s/ Patricia Cooke
Patricia Cooke President and Director

Dated:  November 7, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.2	Subscription Agreement with Preystone Investment Corp.